UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Mobile Mini, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 28, 2017 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s annual meeting of stockholders held on April 27, 2017 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on the compensation of its named executive officers (“say-on-pay”). No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(d)

As reported in the Original Form 8-K, at the Annual Meeting, in accordance with the recommendation of the Board of Directors, the Company’s stockholders recommended, by advisory vote, a one-year frequency of future advisory say-on-pay votes. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory say-on-pay votes will be held every year until the next required advisory vote on the frequency of future say-on-pay votes. The next advisory vote regarding the frequency of future say-on-pay votes is required to occur no later than the Company’s 2023 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2017	MOBILE MINI, INC.

/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel